Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Amendment No. 2 to Registration Statement No. 333-155419 of our report dated May 1, 2009, relating to the consolidated balance sheet of NorthEnd Income Property Trust Inc., appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.
May 13, 2009